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                                                                  EXHIBIT 23.1











                           CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion of our report dated January 10, 1997, relating to the Balance Sheet of Medjet Inc. as of December 31, 1996, and the related Statements of Operations, Cash Flows and Stockholders' Equity for the years ended December 31, 1996 and 1995, in this Annual Report on Form 10-KSB.




                                      Rosenberg Rich Baker Berman & Company


Maplewood, New Jersey
March 28, 1997